EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2015-GC32 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Selig Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Selig Office Portfolio Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Selig Office Portfolio Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Selig Office Portfolio Mortgage Loan, Situs Holdings, LLC, as Operating Advisor for the Selig Office Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Alderwood Mall Mortgage Loan, KeyBank National Association, as Special Servicer for the Alderwood Mall Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Alderwood Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Alderwood Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Alderwood Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Dallas Market Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Dallas Market Center Mortgage Loan, U.S. Bank Trust Company, National Association, as Trustee for the Dallas Market Center Mortgage Loan, U.S. Bank National Association, as Custodian for the Dallas Market Center Mortgage Loan, BellOak, LLC, as Operating Advisor for the Dallas Market Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Kaiser Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Kaiser Center Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Kaiser Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Kaiser Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Kaiser Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Kaiser Center Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Kaiser Center Mortgage Loan.

Dated: March 18, 2024

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)